Exhibit 10.39

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 6 TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 6 to Second Amended and Restated Master Repurchase Agreement, dated as of October 23, 2018, among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and CALIBER HOME LOANS, INC. (the “Seller”).

RECITALS

The Administrative Agent, the Buyers and the Seller are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and the related Amended and Restated Pricing Side Letter, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 deleting the definition of “Aged Loan” in its entirety;

1.2 deleting the definitions of “Change in Control” and “Settlement Agent” in their entirety and replacing them with the following:

“Change in Control” means (a) at any time prior to a public offering of Seller, LSF6 Service Operations, LLC ceases to collectively own, directly or indirectly, at least 50.01% of Seller, and (b) at any time after a public offering of Seller, any “person” or “group” other than LSF6 Service Operations, LLC owns, directly or indirectly, more than thirty-five percent (35%) of Seller.

“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Buyers or Administrative Agent, in their sole good-faith discretion, which may be a third-party title company, escrow company or attorney or a title company or escrow company affiliated with the Seller, in any case, in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated. A Settlement Agent is deemed approved unless Administrative Agent notifies Seller otherwise at any time electronically or in writing.

1.3 adding the following new definition of [***] in its proper alphabetical order:

[***] means the initial draw made on an [***] that is eligible for [***] loan program.

SECTION 2. Margin Maintenance. Section 6(a) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(a) If at any time the outstanding Base Purchase Price of any Purchased Mortgage Loan subject to a Transaction is greater than the Asset Value of such Purchased Mortgage Loan subject to a Transaction (a “Mark-to-Market Margin Deficit”), then Administrative Agent may by notice to Seller require Seller to transfer to Administrative Agent for the benefit of Buyers cash in an amount at least equal to the Mark-to-Market Margin Deficit (such requirement, a “Mark-to-Market Margin Call”).

SECTION 3. Representations and Warranties. Section 13(a) of the Existing Repurchase Agreement is hereby amended by deleting subsection (24) in its entirety and replacing it with the following:

(24) Agency Approvals. With respect to each Agency Security and to the extent necessary, Seller is an FHA Approved Mortgagee, a VA Approved Lender and a GNMA Approved Lender. On and after approval by the Agencies, Seller will be approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. With respect to each Agency Security, Seller is in good standing, and no event has occurred, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA. If, on and after approval by the Agencies, Seller for any reason ceases to possess all such applicable approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, Seller shall so notify Administrative Agent immediately in writing. Seller has, or shall retain the Servicer that has, adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

SECTION 4. Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by:

4.1 deleting subsection (m) in its entirety and replacing it with the following:

(m) Approvals. Seller shall maintain and preserve its legal existence and all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business in accordance in all material respects with applicable law.

4.2 deleting subsection (r) in its entirety.

SECTION 5. Reports. Section 17 of the Existing Repurchase Agreement is hereby amended by:

5.1 deleting the first paragraph of subsection (a) in its entirety and replacing it with the following:

(a) Notices. Seller shall furnish to Administrative Agent (x) promptly, copies of any material and adverse notices (including, without limitation, notices of events of default), that are not otherwise required to be provided by Seller hereunder, and which are given to Seller’s other lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller or Servicer of any obligation under any Program Agreement or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party and (z) the following:

5.2 deleting subsection (a)(2) in its entirety and replacing it with the following:

(a)(2) as soon as available and in any event on or before the last day of the final month of Seller’s first fiscal quarter, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of the prior fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for the prior fiscal year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyers or Administrative Agent in their sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

5.3 deleting subsection (a)(10)(f) in its entirety and replacing it with the following:

(a)(10)(f) any material change in the Indebtedness as listed on Exhibit J hereto of the Seller, including, without limitation, any renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto, notice of which, for the avoidance of doubt, may be delivered as part of the next succeeding Officer’s Compliance Certificate;

5.4 deleting subsection (f) in its entirety and replacing it with the following:

(f) Portfolio Performance Data. On the first Reporting Date of each calendar month, Seller will furnish to Administrative Agent (i) in the event the Mortgage Loans are serviced on a “retained” basis, an electronic Mortgage Loan performance data tape, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge off reports) and (ii) electronically, in a format mutually acceptable to Buyers or Administrative Agent and Seller, servicing information, including, without limitation, those fields reasonably requested by Buyers or Administrative Agent from time to time, on a loan by loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date. In addition to the foregoing information on each Reporting Date, Seller will furnish to Buyers or Administrative Agent such information upon the occurrence and continuation of an Event of Default.

SECTION 6. General Interpretive Principles. Section 41 of the Existing Repurchase Agreement is hereby amended by deleting subsection (h) in its entirety and replacing it with the following:

(h) all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(b)(20) of the UCC as in effect in the State of New York; and

SECTION 7. Schedule 1. Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting paragraphs (h), (k) and (hh) in their entirety and replacing them with the following:

(h) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Custodial Mortgage Loan Schedule and consists of a single or contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or any condominium unit, Co-op Unit or any planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Buyers or Administrative Agent in their sole discretion and that no residence or dwelling is a mobile home (other than, for the avoidance of doubt, any mobile home that is considered and treated as “real property” under applicable law). No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Buyers or Administrative Agent in their sole discretion.

(k) Full Disbursement of Proceeds. Other than with respect to a [***] or any other specific mortgage products agreed upon by Buyer in writing, there is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(hh) Construction or Rehabilitation of Mortgaged Property. Other than with respect to a [***] or any other specific mortgage products agreed upon by Buyer in writing, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

SECTION 8. Authorized Representatives. Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Annex A hereto.

SECTION 9. Escrow Instruction Letter. Exhibit K to the Existing Repurchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Annex B hereto.

SECTION 10. Conditions Precedent to Amendment. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the receipt by Administrative Agent of the following, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, duly executed and delivered by the Administrative Agent, the Buyers and the Seller; and

(b) an amendment to the Pricing Side Letter, duly executed and delivered by the parties thereto.

SECTION 11. Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 12. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 13. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 14. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 15. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Authorized Signatory

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in Fact

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Vice President

By:	/s/ Michael Eaton
Name:	Michael Eaton
Title:	Authorized Signatory

Signature Page to Amendment No. 6 to Second A&R MRA

CALIBER HOME LOANS, INC., as Seller

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chife Financial Officer

Signature Page to Amendment No. 6 to Second A&R MRA

Annex A

to the Amendment

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name:	General Counsel	Address: 1525 South Beltline Rd.
Telephone:	(214) 874-4106	Coppell, Texas 75019
Facsimile:	(214) 874-4199

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

Sanjiv Das	Chief Executive Officer

William Dellal	Chief Financial Officer

Glenn Minkoff	Senior Vice President

Vasif Imtiazi	Executive Vice President and Deputy Chief Financial Officer

Gregg Smallwood	Executive Vice President and

General Counsel

Annex A-1

Annex B

to the Amendment

EXHIBIT K

FORM OF ESCROW INSTRUCTION LETTER TO BE PROVIDED BY SELLER BEFORE CLOSING

The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):

Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), has agreed to provide funds (“Escrow Funds”) to Caliber Home Loans, Inc. to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Administrative Agent to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Administrative Agent until such Escrow Funds are fully disbursed on behalf of Administrative Agent in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Administrative Agent by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Administrative Agent’s incoming wire transfer.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Administrative Agent, and will forward the Mortgage Loan Documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within five (5) Business Days following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Administrative Agent shall have no liability with respect thereto.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Administrative Agent. You understand that Administrative Agent shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Administrative Agent is an intended third party beneficiary hereof.

Annex B-1

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

Annex B-2